Apyx Medical Corporation Announces FDA 510(k) Submission with Clinical Study Support for the Use of the Renuvion® APR Handpiece for Aesthetic Procedures to Improve Appearance of Lax Skin CLEARWATER, FL — April 4, 2022 - Apyx Medical Corporation (NASDAQ:APYX) (the “Company”), a maker of medical devices and supplies and the developer of Helium Plasma Technology, marketed and sold as Renuvion® in the cosmetic surgery market and J-Plasma® in the hospital surgical market, today announced it has submitted a 510(k) premarket notification (“510(k) submission”) to the U.S. Food and Drug Administration (“FDA”). The 510(k) submission is intended to expand its general indication to include a specific indication for the use of the Renuvion APR Handpiece in subcutaneous dermatological and aesthetic procedures to achieve thermal coagulation/contraction to improve the appearance of lax (loose) skin in the neck and submental region. “We are excited to announce the submission of this new request for 510(k) clearance ahead of our prior expectations, which is intended to enable Apyx Medical to market and sell our Renuvion APR Handpiece for use to improve the appearance of lax (loose) skin in the neck and submental region,” said Charlie Goodwin, President and Chief Executive Officer. “This 510(k) submission represents a key milestone in our long-term strategy to pursue specific clinical indications related to our target procedures in the cosmetic or aesthetic surgery market. The 510(k) is primarily supported by safety and effectiveness data from our U.S. IDE clinical study evaluating the use of Renuvion technology in the neck and submental region to improve the appearance of lax (loose) skin, and reflects a multi-year effort from our clinical and regulatory teams. I would like to thank my Apyx Medical colleagues, study investigators and study participants for helping to make this achievement possible.” Mr. Goodwin continued: “Receiving FDA clearance would allow us to expand the addressable market opportunity for our Renuvion technology by enabling us to market to surgeons and patients for this specific indication. With this goal in mind, we look forward to working with the FDA and providing them with any needed support as they review our 510(k) submission.” Investor Relations Contact: ICR Westwicke on behalf of Apyx Medical Corporation Mike Piccinino, CFA investor.relations@apyxmedical.com About Apyx Medical Corporation: Apyx Medical Corporation is an advanced energy technology company with a passion for elevating people’s lives through innovative products in the cosmetic and surgical markets. Known for our innovative Helium Plasma Technology, Apyx is solely focused on bringing transformative solutions to physicians and their patients. Our Helium Plasma Technology is marketed and sold as Renuvion® in the cosmetic surgery market and J-Plasma® in the hospital surgical market. Renuvion® offers plastic surgeons and cosmetic physicians a unique ability to provide controlled heat to tissue to achieve their desired results. We also leverage our deep expertise and decades of experience in unique waveforms through OEM agreements with other medical device manufacturers. For further information about the Company and its products, please refer to the Apyx Medical Corporation website at www.ApyxMedical.com.

Cautionary Statement on Forward-Looking Statements: Certain matters discussed in this release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to, any statements regarding the potential impact of the COVID-19 pandemic and the actions by governments, businesses and individuals in response to the situation; projections of net revenue, margins, expenses, net earnings, net earnings per share, or other financial items; projections or assumptions concerning the possible receipt by the Company of any regulatory approvals from any government agency or instrumentality including but not limited to the U.S. Food and Drug Administration, supply chain disruptions, component shortages, manufacturing disruptions or logistics challenges; or macroeconomic or geopolitical matters and the impact of those matters on the Company’s financial performance. Forward-looking statements and information are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause the Company’s actual results to differ materially and that could impact the Company and the statements contained in this release include but are not limited to risks, uncertainties and assumptions relating to the regulatory environment in which the Company is subject to, including the Company’s ability to gain requisite approvals for its products from the U.S. Food and Drug Administration and other governmental and regulatory bodies, both domestically and internationally; the impact of the recent FDA Safety Communication on our business and operations; factors relating to the effects of the COVID-19 pandemic; sudden or extreme volatility in commodity prices and availability, including supply chain disruptions; changes in general economic, business or demographic conditions or trends; changes in and effects of the geopolitical environment; liabilities and costs which the Company may incur from pending or threatened litigations, claims, disputes or investigations; and other risks that are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and the Company’s other filings with the Securities and Exchange Commission. For forward-looking statements in this release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.